Exhibit 32.3

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, the Chief Operating Officer and principal financial officer of Millburn Ridgefield Corporation, the Managing Owner of The Millburn World Resource Trust (the “Trust”), certify that (i) the Annual Report of the Trust on Form 10-K for the period ending December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	March 26, 2004
		/s/	Gregg Buckbinder
Gregg Buckbinder
Chief Operating Officer